                                                                   EXHIBIT 25.1
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                            ----------------------

                                CITIBANK, N.A.
             (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)

                            ----------------------

                      PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of obligor as specified in its charter)


North Carolina                                    56-0556998
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)


       1915 Rexford Road
       Post Office Box 33068
       Charlotte, NC                              28233
(Address of principal executive offices)          (Zip Code)

                            ----------------------

                               Debt Securities
                     (Title of the indenture securities)


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Item 1.    General Information

           Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject:

           Name                                         Address
           ----                                         -------
           Comptroller of the Currency                  Washington, D.C.

           Federal Reserve Bank of New York             New York, NY
           33 Liberty Street
           New York, NY

           Federal Deposit Insurance Corporation        Washington, D.C.


      (b)  Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2.    Affiliations with Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

Item 16.   List of Exhibits.

           List below all exhibits filed as a part of this Statement of Eligibility.

           Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

           Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement
           No. 2-79983)

           Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

           Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

           Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

           Exhibit 5 - Not applicable.




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           Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

           Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1996 - attached)

           Exhibit 8 - Not applicable.

           Exhibit 9 - Not applicable.


                             -------------------


                                  SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the ____ day of ______________, 1997.



                                       CITIBANK, N.A.


                                       By  /s/ Carol Ng
                                           -------------------------
                                           Carol Ng
                                           Vice President



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                                Citibank, N.A.

of New York in the State of New York, at the close of business on December 31, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                                              ASSETS
                                                                                                                       Thousands
                                                                                                                      of dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin ........................................................      $  7,362,000
Interest-bearing balances .....................................................................................        12,822,000
Held-to-maturity securities ...................................................................................                 0
Available-for-sale securities .................................................................................        23,558,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold ........................................................................................         2,939,000
    Securities purchased under agreements to resell ...........................................................           677,000
Loans and lease financing receivables:
    Loans and Leases, net of unearned income ...........................................     $154,979,000
    LESS: Allowance for loan and lease losses ..........................................        4,382,000
                                                                                             ------------
Loans and leases, net of unearned income, allowance, and reserve ..............................................       150,597,000
Trading assets ................................................................................................        27,259,000
Premises and fixed assets (including capitalized leases) ......................................................         3,606,000
Other real estate owned .......................................................................................           824,000
Investments in unconsolidated subsidiaries and associated companies ...........................................         1,253,000
Customers' liability to this bank on acceptances outstanding ..................................................         2,077,000
Intangible assets .............................................................................................           106,000
Other assets ..................................................................................................         7,926,000
                                                                                                                     ------------
TOTAL ASSETS ..................................................................................................      $241,006,000
                                                                                                                     ============

                                                            LIABILITIES

Deposits:
    In domestic offices .......................................................................................      $ 37,389,000
    Noninterest-bearing ................................................................     $ 14,046,000
    Interest-bearing ...................................................................       23,343,000
                                                                                             ------------
In foreign offices, Edge and Agreement subsidiaries, and IBFs .................................................       134,287,000
    Noninterest-bearing ................................................................        9,660,000
    Interest-bearing ...................................................................      124,627,000
                                                                                             ------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased ...................................................................................         3,907,000
    Securities sold under agreements to repurchase ............................................................           363,000
Trading liabilities ...........................................................................................        20,795,000
Other borrowed money:
    With a remaining maturity of one year or less .............................................................         8,955,000
    With a remaining maturity of more than one year ...........................................................         4,471,000
Mortgage indebtedness and obligations under capitalized leases ................................................           136,000
Bank's liability on acceptances executed and outstanding ......................................................         2,104,000
Subordinated notes and debentures .............................................................................         4,700,000
Other liabilities .............................................................................................         7,665,000
                                                                                                                     ------------
TOTAL LIABILITIES .............................................................................................      $224,772,000
                                                                                                                     ============

                                                          EQUITY CAPITAL

Perpetual preferred stock and related surplus ................................................................                  0
Common stock .................................................................................................       $    751,000
Surplus ......................................................................................................          7,120,000
Undivided profits and capital reserves .......................................................................          8,277,000
Net unrealized holding gains (losses) on available-for-sale securities .......................................            673,000
Cumulative foreign currency translation adjustments ..........................................................           (587,000)
                                                                                                                     ------------
TOTAL EQUITY CAPITAL .........................................................................................       $ 16,234,000
                                                                                                                     ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL ..........................................       $241,006,000
                                                                                                                     ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                ROGER W. TRUPIN
                                                                     CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                PAUL J. COLLINS
                                                                   JOHN S. REED
                                                              WILLIAM R. RHODES
                                                                      DIRECTORS